                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                 TERADYNE, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing and registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                                 TERADYNE, INC.
                              321 HARRISON AVENUE
                          BOSTON, MASSACHUSETTS 02118

                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                    ----------------------------------------

TO THE SHAREHOLDERS:

     The Annual Meeting of Shareholders of Teradyne, Inc., a Massachusetts corporation (the "Corporation"), will be held on Thursday, May 15, 1997, at 10:00 A.M., at The First National Bank of Boston, 100 Federal Street (Second Floor), Boston, Massachusetts, for the following purposes:

          1. To elect four members to the Board of Directors to serve for a three-year term as Class II Directors.

          2. To approve the adoption of the 1996 Non-Employee Director Stock Option Plan.

          3. To ratify the selection of the firm of Coopers & Lybrand L.L.P. as auditors for the fiscal year ending December 31, 1997.

          4. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Shareholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on April 7, 1997, the record date fixed by the Board of Directors for such purpose.

                                            By Order of the Board of Directors,

                                            RICHARD J. TESTA, Clerk

April 15, 1997

                            ------------------------

         SHAREHOLDERS ARE REQUESTED TO SIGN THE ENCLOSED PROXY CARD AND
           RETURN IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL.

                                 TERADYNE, INC.
                              321 HARRISON AVENUE
                          BOSTON, MASSACHUSETTS 02118

                                ---------------

                                PROXY STATEMENT

                                 APRIL 15, 1997

     Proxies in the form enclosed with this proxy statement ARE SOLICITED BY THE BOARD OF DIRECTORS OF TERADYNE, INC. (the "Corporation") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 15, 1997, at 10:00 A.M., at The First National Bank of Boston, 100 Federal Street (Second Floor), Boston, Massachusetts.

     Only shareholders of record as of the close of business on April 7, 1997 (the "Record Date"), will be entitled to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, 83,517,155 shares (excluding treasury shares) of Common Stock of the Corporation were issued and outstanding. Each share outstanding as of the Record Date will be entitled to one vote, and shareholders may vote in person or by proxy. Execution of a proxy will not in any way affect a shareholder's right to attend the Annual Meeting and vote in person. Any shareholder delivering a proxy has the right to revoke it only by written notice to the Clerk delivered at any time before it is exercised, including at the Annual Meeting.

     The persons named as attorneys in the proxies are officers and directors of the Corporation. All properly executed proxies returned in time to be cast at the Annual Meeting will be voted. With respect to the election of Directors, any shareholder submitting a proxy has a right to withhold authority to vote for any individual nominee by writing that nominee's name in the space provided on the proxy. The proxies will be voted as stated below under "Election of Directors." In addition to the election of Directors, the shareholders will consider and vote upon proposals (i) to approve the adoption of the 1996 Non-Employee Director Stock Option Plan and (ii) to ratify the selection of auditors. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is indicated.

     A majority in interest of the outstanding shares represented at the meeting in person or by proxy shall constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by shareholders entitled to vote at the meeting. On all other matters being submitted to shareholders, an affirmative vote of at least a majority of the shares present, or represented, and entitled to vote at the meeting is required for approval. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to shareholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each separate matter. Broker "non-votes" are not so included.

     The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

     An Annual Report to Shareholders, containing financial statements for the fiscal year ended December 31, 1996, has been mailed to all shareholders entitled to vote at the Annual Meeting. This proxy statement and the accompanying proxy were first mailed to shareholders on or about April 15, 1997.

                             ELECTION OF DIRECTORS

     The Corporation's Board of Directors is divided into three classes. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The present term of office for the directors in Class II expires at the Annual Meeting. The nominees for election as Class II directors are Messrs. Carnesale, Chamillard, Hibbard and Prestridge, each of whom, except for Mr. Chamillard, was elected at the Annual Meeting of Shareholders held May 26, 1994. Mr. Chamillard was appointed to the Board of Directors in January 1996. If re-elected, the Class II nominees will hold office until the Annual Meeting of Shareholders to be held in 2000, and until their successors shall have been elected and shall have been qualified. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the Class II nominees. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or the Board of Directors will fix the number of directors at a lesser number. Effective as of January 28, 1997, the Board of Directors of the Corporation amended the Corporation's By-Laws to provide that no person shall serve on the Corporation's Board of Directors after the age of 72, unless such person was a member of the Board of Directors on the effective date of such amendment. Mr. Artzt, currently a Class I director, has informed the Board of Directors that he will resign from the Board of Directors effective May 15, 1997. Patricia S. Wolpert was appointed to the Board of Directors as a Class III director on September 5, 1996.

     The following table sets forth the nominees to be elected at the Annual Meeting and the other current directors, the year each nominee or director was first appointed or elected a director, the principal occupation of each of the nominees and directors during the past five years, and the ages of each of the nominees and directors.

      NOMINEE'S OR DIRECTOR'S NAME                 PRINCIPAL OCCUPATION               YEAR
      AND YEAR NOMINEE OR DIRECTOR               AND BUSINESS EXPERIENCE           TERM WILL
         FIRST BECAME DIRECTOR                  DURING THE LAST FIVE YEARS        EXPIRE/CLASS
      ----------------------------              --------------------------        ------------
Alexander V. d'Arbeloff.................   Chairman of the Board of Directors        1999/I
     1960                                    and Chief Executive Officer(1)

Edwin L. Artzt..........................   Director(2)                               1999/I
     1987

James W. Bagley.........................   Director(3)                               1999/I
     1996

Albert Carnesale........................   Director(4)                               1997/II
     1993

George W. Chamillard....................   Director and President(5)                 1997/II
     1996

Daniel S. Gregory.......................   Director(6)                               1999/I
     1977

Dwight H. Hibbard.......................   Director(7)                               1997/II
     1983

      NOMINEE'S OR DIRECTOR'S NAME                 PRINCIPAL OCCUPATION               YEAR
      AND YEAR NOMINEE OR DIRECTOR               AND BUSINESS EXPERIENCE           TERM WILL
         FIRST BECAME DIRECTOR                  DURING THE LAST FIVE YEARS        EXPIRE/CLASS
      ----------------------------              --------------------------        ------------
John P. Mulroney........................   Director(8)                              1998/III
     1983

James A. Prestridge.....................   Vice Chairman of the Board of            1997/II
     1992                                    Directors and Executive Vice
                                             President(9)

Owen W. Robbins.........................   Vice Chairman of the Board of            1998/III
     1992                                    Directors and Executive Vice
                                             President(10)

Richard J. Testa........................   Director, Secretary and Clerk(11)        1998/III
     1973

Patricia S. Wolpert.....................   Director(12)                             1998/III
     1996

---------------

 (1) Mr. d'Arbeloff, 69, has been Chairman of the Board of Directors since 1977, was President of the Corporation from 1971 until January 1996, and has been a director since 1960. Mr. d'Arbeloff continues as Chief Executive Officer of the Corporation. Mr. d'Arbeloff is also a director of Stratus Computer, Inc., BTU International, Inc., PRI Automation, Inc., and GeoTel Communications Corporation. Mr. d'Arbeloff has informed the Board of Directors that he will resign as Chief Executive Officer effective at the Annual Meeting. Mr. d'Arbeloff will remain as Chairman of the Board of Directors and will remain as an employee of the Corporation following the Annual Meeting.

 (2) Mr. Artzt, 67, served as Chairman of the Board of Directors and Chief Executive Officer of the Procter & Gamble Corporation from 1990 until July 1995. Prior to that time, he served as director, Vice Chairman of the Board of Directors and President of Procter & Gamble International. Mr. Artzt was elected Chairman of the Executive Committee of the Board of Directors for Procter & Gamble Corporation in July 1995. Mr. Artzt is also a director of Procter & Gamble Corporation, GTE Corporation, Delta Air Lines, Inc., the American Express Company, and Barilla, S.p.A. (Italy). Mr. Artzt, currently a Class I director, has informed the Board of Directors that he will resign from the Board of Directors effective as of May 15, 1997.

 (3) Mr. Bagley, 58, has served as Chairman and Chief Executive Officer of OnTrack Systems, Inc. since May 1996. Mr. Bagley served as President and Chief Operating Officer of Applied Materials, Inc. from 1987 through 1994 and served as Vice Chairman of Applied Materials, Inc. from October 1995 to May 1996. From January 1994 to October 1995, Mr. Bagley served as Vice Chairman and Chief Operating Officer of Applied Materials, Inc. Mr. Bagley is also a director of Tencor Instruments and Kulicke and Soffa Industries, Inc.

 (4) Mr. Carnesale, 60, has served as Provost of Harvard University since 1994 and was the Dean of the John F. Kennedy School of Government from 1991 through 1995. Mr. Carnesale has served as Professor of Public Policy at the John F. Kennedy School of Government since 1974. Mr. Carnesale is also a director of OneWave, Inc.

 (5) Mr. Chamillard, 58, was appointed to the Board of Directors and elected as President and Chief Operating Officer of the Corporation in January 1996. Mr. Chamillard was an Executive Vice President of the Corporation from January 1994 through January 1996. Prior to that time, Mr. Chamillard was a Vice President of the Corporation. Mr. Chamillard is expected to be appointed as Chief Executive Officer following Mr. d'Arbeloff's resignation from that position effective at the Annual Meeting.

 (6) Mr. Gregory, 68, has been a General Partner of various Greylock partnerships since January 1965. From January 1991 to January 1992, Mr. Gregory served as the Secretary of the Executive Office of Economic

     Affairs for the Commonwealth of Massachusetts. From 1976 to 1990, Mr. Gregory served as Chairman of Greylock Management Corporation.

 (7) Mr. Hibbard, 73, served as Chairman of Cincinnati Bell Inc. from October 1993 to May 1996 and served as Chief Executive Officer and Chairman of Cincinnati Bell Inc. from 1984 to October 1993. Mr. Hibbard retired from his position as Chairman of Cincinnati Bell Inc. effective in May 1996.

 (8) Mr. Mulroney, 61, has served as Chief Operating Officer and President of Rohm & Haas Co. since 1986. He is a director of Rohm & Haas Co. and Aluminum Co. of America.

 (9) Mr. Prestridge, 65, was appointed as Vice Chairman of the Board of Directors in January 1996 and has served as Executive Vice President and director of the Corporation since 1992. From 1982 to 1992, he served as Vice President of the Semiconductor Test Group of the Corporation. Mr. Prestridge has informed the Board of Directors that, effective at the Annual Meeting, he will retire from the Corporation and will resign as Vice-Chairman of the Board of Directors and Executive Vice President. Mr. Prestridge will remain as a non-employee director following the Annual Meeting. Mr. Prestridge will act as a consultant to the Corporation following his resignation.

(10) Mr. Robbins, 67, was appointed as Vice Chairman of the Board of Directors in January 1996 and has served as Executive Vice President, Chief Financial Officer and director of the Corporation since 1992. From 1977 to 1992, he served as Vice President of the Corporation. Mr. Robbins has informed the Board of Directors that, effective at the Annual Meeting, he will retire from the Corporation and will resign as Vice-Chairman of the Board of Directors, Executive Vice President and Chief Financial Officer. Mr. Robbins will remain as a non-employee director following the Annual Meeting. Mr. Robbins will act as a consultant to the Corporation following his resignation.

(11) Mr. Testa, 57, has been a partner at the law firm of Testa, Hurwitz & Thibeault, LLP since 1973. Testa, Hurwitz & Thibeault, LLP serves as general counsel to the Corporation.

(12) Ms. Wolpert, 47, was appointed to serve as a Class III director on September 5, 1996. Ms. Wolpert has served as the General Manager, Northeast Area, of International Business Machines Corporation since January 1996. From March 1992 to December 1995, Ms. Wolpert served in various capacities at International Business Machines Corporation, including Executive Assistant of the Chairman's Office; General Manager, Northern New England; and Vice President of Operations, Northeast Area.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     The Board of Directors of the Corporation met four times and took action by unanimous written consent twice during the fiscal year ended December 31, 1996. The Audit and Finance Committee, which oversees the accounting and financial functions of the Corporation, including matters relating to the appointment and activities of the Corporation's independent auditors, met three times during 1996. Messrs. Carnesale, Gregory and Mulroney are currently members of the Audit and Finance Committee. The Management Compensation and Development Committee (the "Compensation Committee"), which determines the cash compensation of the Corporation's executive officers, met three times during 1996. Messrs. Artzt, Bagley, Hibbard and Testa and Ms. Wolpert are currently members of the Compensation Committee. The Stock Option Committee, which was formed by the Board of Directors on March 19, 1996 to administer the Corporation's stock option and certain other benefit plans, met two times during 1996. Messrs. Artzt, Bagley and Hibbard and Ms. Wolpert are currently members of the Stock Option Committee. The Board Composition and Agenda Committee, which acts, in part, as the Corporation's nominating committee, and is responsible for recommending individuals to be nominated for election to the Board of Directors and recommending the time, location and agenda of the meetings of the Board of Directors, did not meet during 1996. Messrs. Artzt, d'Arbeloff, Mulroney and Prestridge are currently members of the Board Composition and Agenda Committee. Shareholders wishing to suggest nominees for election to the Board of Directors should direct such suggestions to the Clerk of the Corporation at the Corporation's principal address in accordance with the nomination procedure set forth in the Corporation's By-Laws. All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board on which they served.

DIRECTOR COMPENSATION

     All non-employee directors are compensated at the rate of $20,000 per year and $1,500 per meeting attended, plus reimbursement of reasonable expenses. Directors who are employees of the Corporation receive no compensation in their capacity as a director.

     During the term of the 1987 Non-Employee Director Stock Option Plan, which was adopted by the Board of Directors of the Corporation on March 12, 1987 and approved by the shareholders on May 8, 1987 (the "1987 Non-Employee Director Plan"), all new non-employee directors elected after January 1, 1992 received an automatic grant of an option to purchase 20,000 shares of Common Stock. An additional annual grant of 10,000 shares was automatically made to each non-employee director pursuant to the 1987 Non-Employee Director Plan on the date of the first meeting of the Board of Directors in each year. All options granted under the 1987 Non-Employee Director Plan are non-statutory stock options, have an exercise price equal to the fair market value on the date of grant, vest annually at the rate of 25% and have a term of five years. The 1987 Non-Employee Director Plan was terminated by the Board of Directors on November 13, 1996 for purposes of granting further options.

     As of December 31, 1996, options to purchase 305,000 shares of the Corporation's Common Stock under the 1987 Non-Employee Director Plan were outstanding at a weighted average exercise price of $15.30.

     As more fully described beginning on page 17, shareholder approval is requested for a new Non-Employee Director Stock Option Plan (the "1996 Non-Employee Director Plan"). The first grants of options to purchase an aggregate of 60,000 shares of Common Stock under the 1996 Non-Employee Director Plan were made on February 3, 1997.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of April 7, 1997 information relating to the beneficial ownership of the Corporation's Common Stock by each Director, each executive officer named in the Summary Compensation Table on page 9, and by all directors and executive officers as a group.

                                                            AMOUNT AND
                                                            NATURE OF       PERCENT OF
                NAME                                     OWNERSHIP(1)(2)      CLASS
                ----                                     ---------------    ----------
        Alexander V. d'Arbeloff.......................      1,939,772(3)      2.32%

        Edwin L. Artzt................................         46,600           *

        James W. Bagley...............................         24,090           *

        Albert Carnesale..............................         30,400           *

        George W. Chamillard..........................        186,327           *

        Daniel S. Gregory.............................         49,296           *

        John E. Halter................................         15,275           *

        Dwight H. Hibbard.............................         35,200(4)        *

        John P. Mulroney..............................         34,330           *

        James A. Prestridge...........................        138,037(5)        *

        Owen W. Robbins...............................        215,769           *

        Richard J. Testa..............................         32,000           *

        Patricia S. Wolpert...........................             --           *

        All executive officers and directors as a
          group (21 people)(6)........................      3,364,724         4.02%

---------------

  * less than 1%

(1) Unless otherwise indicated, the named person possesses sole voting and dispositive power with respect to the shares.

(2) Includes shares of Common Stock which have not been issued but which are subject to options which either are presently exercisable or will become exercisable within 60 days, as follows: Mr. Alexander d'Arbeloff, 184,000 shares; Mr. Prestridge, 85,600 shares; Mr. Robbins, 138,400 shares; Mr. Chamillard, 132,000 shares; Mr. Halter 14,205 shares; each non-employee director of the Corporation (except Mr. Bagley, Mr. Carnesale, Mr. Testa and Ms. Wolpert), 25,000 shares; Mr. Bagley 9,545 shares; Mr. Carnesale 30,000 shares; Mr. Testa, 20,000 shares; Ms. Wolpert no shares; all directors and executive officers as a group, 1,165,650 shares.

(3) Includes 134,808 shares of Common Stock held by Mr. d'Arbeloff's wife and 11,200 shares of Common Stock held in trust for the benefit of Mr. d'Arbeloff's children, as to all of which shares Mr. d'Arbeloff disclaims beneficial ownership. Also includes 1,000 shares owned by The d'Arbeloff Foundation, a private charitable foundation of which Mr. d'Arbeloff is the founder and a co-trustee, as to all of which shares Mr. d'Arbeloff disclaims beneficial ownership. In addition this amount includes 1,000 shares owned by the d'Arbeloff Charitable Remainder Trust as to which shares Mr. d'Arbeloff disclaims beneficial ownership.

(4) Includes 200 shares of Common Stock held by Mr. Hibbard's wife, as to all of which shares Mr. Hibbard disclaims beneficial ownership.

(5) Includes 52,437 shares of Common Stock held in a living trust for the benefit of Mr. Prestridge and his wife.

(6) The group is comprised of the individuals named in the Summary Compensation Table on page 9, the remaining executive officers of the Corporation, and those persons who were directors of the Corporation on April 7, 1997. Includes 1,165,650 shares which the directors and executive officers as a group have the right to acquire by exercise of stock options granted under the Corporation's stock plans. In addition, includes 210,445 shares held by family members of executive officers and directors, as to which shares the applicable officer or director disclaims beneficial ownership.

     Listed below are certain persons who to the knowledge of the Corporation own beneficially, as of the date indicated above, more than five percent of the Corporation's Common Stock outstanding at such date.

                      NAME AND ADDRESS               AMOUNT AND NATURE   PERCENT OF
                    OF BENEFICIAL HOLDER               OF OWNERSHIP         CLASS
                    --------------------             -----------------   -----------
          The Capital Group Companies, Inc.(1).....       5,343,600          6.40%
            333 So. Hope Street, 52nd Floor
            Los Angeles, California 90071

          FMR Corporation(2).......................      10,031,800         12.01%
            82 Devonshire Street
            Boston, Massachusetts 02109

          Metropolitan Life Insurance(3)...........       4,821,700          5.77%
            One Madison Avenue
            New York, New York 10010

          Pioneering Management Corporation(4).....       6,095,500          7.30%
            60 State Street
            Boston, Massachusetts 02109

          State Street Research & Management
            Company(5).............................       4,807,000          5.76%
            One Financial Center, 30th Floor
            Boston, Massachusetts 02111

---------------

(1) According to a Schedule 13G filed on February 12, 1997. The Capital Group Companies, Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the shares. The Capital Group Companies, Inc. does not have direct investment power or voting power over any of the shares; however, The Capital Group Companies, Inc. may be deemed to "beneficially own" such shares by virtue of Rule 13d-3 under the Securities Exchange Act of 1934.

(2) According to a Schedule 13G filed on February 13, 1997. According to information submitted to the Corporation, as of December 13, 1996, Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp., beneficially owned 8,799,100 shares of the common stock of the Corporation, as a result of its serving as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940 and as a result of acting as sub-adviser to Fidelity American Special Situations Trust; 729,700 shares beneficially owned by Fidelity Management Trust Company, as a result of its serving as investment manager of certain institutional accounts; and 5,000 shares beneficially owned by Fidelity International Limited, as a result of its serving as investment adviser to various non-U.S. investment companies.

(3) According to a Schedule 13G filed on February 13, 1997. State Street Research and Management Company, Inc. and subsidiaries of New England Investment Companies L.P., Investment Advisers registered under Section 203 of the Investment Advisers Act and Metropolitan Life Insurance Company of Canada, an affiliated Insurance Company, are the beneficial owners of 4,807,000, 500, and 14,200 shares, respectively, of the securities reported.

(4) According to a Schedule 13G filed on January 27, 1997.

(5) According to a Schedule 13G filed on February 14, 1997.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on a review of the forms and written representations received by the Corporation pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Corporation believes that during the fiscal year January 1, 1996 through December 31, 1996, the directors and executive officers complied with all applicable Section 16 filing requirements, except that David Sulman, a Vice President of the Corporation, failed to file his Form 5 on a timely basis with respect to one transaction, which was later included in an amended filing.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the compensation received by the Chief Executive Officer and the four other most highly compensated executive officers of the Corporation for the three fiscal years most currently ended.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                            AWARDS(3)

                                                                            SECURITIES
                                                ANNUAL COMPENSATION         UNDERLYING
                 NAME AND                   ----------------------------     OPTIONS/       ALL OTHER
            PRINCIPAL POSITION              YEAR   SALARY(1)   BONUS(2)      SARS(#)     COMPENSATION(4)
            ------------------              ----   ---------   ---------   ------------  ---------------
Alexander V. d'Arbeloff...................  1996    $382,374   $366,980       80,000         $45,117
  Chairman of the                           1995     307,532    449,675       80,000          37,033
  Board of Directors                        1994     294,546    378,593       80,000          30,151
  and Chief Executive Officer

Owen W. Robbins...........................  1996     275,250    218,400       60,000          27,573
  Vice Chairman of the                      1995     220,517    262,698       60,000          23,606
  Board of Directors and Executive          1994     211,512    214,690       60,000          19,353
  Vice President

James A. Prestridge.......................  1996     275,250    218,400       60,000          27,573
  Vice Chairman of the Board of             1995     220,517    262,698       60,000          23,606
  Directors and Executive                   1994     211,512    214,690       60,000          19,105
  Vice President

George W. Chamillard......................  1996     273,444    217,757       60,000          26,634
  Director, President and                   1995     209,880    247,214       60,000          21,228
  Chief Operating Officer                   1994     182,790    179,535       60,000          14,354

John E. Halter............................  1996     285,577    223,750(5)        --          30,787
  Vice President

---------------

(1) The amounts in the "Salary" column represent the annual base salary for each of the named executive officers, which is paid monthly.

(2) The amounts in the "Bonus" column represent the Variable Compensation earned in 1996 pursuant to the Corporation's Cash Compensation Plan and Cash Profit Sharing Plan.

(3) The named executive officers have not as of December 31, 1996 received from the Corporation any grants of restricted stock as compensation.

(4) The amounts in the "All Other Compensation" column represent the matching contributions that the Corporation makes to the Savings Plan and Supplemental Savings Plan.

(5) Includes a $100,000 special acquisition bonus paid in 1996.

     The following table provides information with respect to stock option grants by the Corporation to the named executive officers in 1996. The Corporation did not grant any stock appreciation rights in 1996.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                   POTENTIAL REALIZED
                                                                                    VALUE AT ASSUMED
                                                                                     ANNUAL RATES OF
                                           PERCENTAGE OF                               STOCK PRICE
                               NUMBER OF   TOTAL OPTIONS                            APPRECIATION OVER
                               SECURITIES   GRANTED TO                               THE OPTION TERM
                               UNDERLYING    EMPLOYEES    EXERCISE                         (2)
                                OPTIONS      IN FISCAL      PRICE     EXPIRATION   -------------------
            NAME               GRANTED(1)      YEAR       ($/SHARE)      DATE         5%        10%
            ----               ----------  -------------  ---------   ----------   --------   --------
Alexander V. d'Arbeloff......    80,000         3.46       $ 11.63      7/24/01    $256,936   $567,768

Owen W. Robbins..............    60,000         2.60         11.63      7/24/01     192,701    425,825

James A. Prestridge..........    60,000         2.60         11.63      7/24/01     192,701    425,825

George W. Chamillard.........    60,000         2.60         11.63      7/24/01     192,701    425,825

John E. Halter...............        --           --            --           --          --         --

---------------

(1) Stock options were granted under the Corporation's 1991 Employee Stock Option Plan at an exercise price equal to the fair market value of the Corporation's Common Stock on the date of grant. The options have a term of five years from the date of grant. The options become exercisable as follows: 20% on the date of grant and, following the first year of grant, 20% on an annual basis.

(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) of the Corporation's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Corporation's estimate of future stock price increases. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Corporation's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

     The following table provides information on stock option exercises in fiscal 1996 by the named executive officers and the value of such officers' unexercised options at December 31, 1996.

         AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                 SHARES
                                ACQUIRED               NUMBER OF SECURITIES
                                  UPON                UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                 OPTION                  OPTIONS HELD AT         IN-THE-MONEY OPTIONS AT
                                EXERCISE                DECEMBER 31, 1996           DECEMBER 31, 1996
                                 DURING    VALUE    --------------------------  --------------------------
             NAME                 1996    REALIZED  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
             ----               --------  --------  -----------  -------------  -----------  -------------
Alexander V. d'Arbeloff........  30,000   $616,875    248,000        162,000    $3,276,000    $ 1,660,250

Owen W. Robbins................  10,000    151,875    146,400        121,600     1,830,750      1,246,750

James A. Prestridge............      --         --     83,600        121,600       895,625      1,246,750

George W. Chamillard...........      --         --    152,000        120,000     1,920,500      1,221,750

John E. Halter.................      --         --     85,577         28,410       851,619        281,827

RETIREMENT BENEFITS

     The Corporation has established a Retirement Plan for the purpose of providing a lifetime annual income upon retirement to substantially all employees, including officers, of the Corporation and its United States subsidiaries. Membership in the Retirement Plan begins after one year of employment with the Corporation. The Retirement Plan provides for credit toward retirement income for years of employment with the Corporation prior to January 1, 1994 based upon a formula tied to average compensation from 1989 to 1993. For years of service after December 31, 1993, credit towards retirement income is determined on a yearly basis and is equal to the sum for each year of credited service under the Retirement Plan of (1) .75% of the employee's compensation for the year which is under the defined covered compensation for the year and (2) 1.5% of the amount of the employee's compensation for the year that exceeds the covered compensation for the year. The covered compensation under the Retirement Plan is based on the average of the social security wage basis in effect during the thirty-five years up to and including normal retirement age. However, federal tax law limitations on the total amount of benefits which a participant may receive under qualified retirement plans may limit some participants' benefits under the Retirement Plan.

     Under the Retirement Plan, for participants employed by the Corporation on or after January 1, 1989, accumulated annual retirement income vests partially after three years of service with the Corporation and becomes fully vested after seven years of service or upon normal, early or disability retirement. Benefits are payable in the form of an annuity either at normal retirement age, upon early retirement or upon disability. The Retirement Plan also provides for certain benefits to a surviving spouse.

     The Corporation also maintains the Teradyne, Inc. Supplemental Executive Retirement Plan (the "SERP"). Under the SERP, annual pensions for Messrs. d'Arbeloff, Robbins, Prestridge, Chamillard, Halter and other senior managers are computed based on model compensation. See discussion of model compensation under Management and Compensation Development Committee Report. The pension formula is identical to that of the qualified plan, except an employee's annual pension is based on the average of the employee's last five years of model compensation. The resulting benefit is reduced by the benefit received from the qualified Retirement Plan.

     The following table shows the estimated annual benefits payable to covered participants in the United States upon retirement at age 65 under both the Retirement Plan and the SERP. The amounts shown are computed on a single life annuity basis and are not subject to deductions for Social Security benefits or other amounts. Remuneration for purposes of the table is based upon an employee's average model compensation for the five year period preceding retirement.

                               PENSION PLAN TABLE

                                                              YEARS OF SERVICE
FIVE YEAR AVERAGE          --------------------------------------------------------------------------------------
  COMPENSATION                10           15           20           25           30           35           40
-----------------          --------     --------     --------     --------     --------     --------     --------
$ 50,000 ................  $  5,400     $  8,100     $ 10,800     $ 13,500     $ 16,200     $ 19,000     $ 21,700
 100,000 ................    12,900       19,300       25,800       32,300       38,700       45,200       51,700
 150,000 ................    20,400       30,600       40,800       51,000       61,200       71,500       81,700
 200,000 ................    27,900       41,800       55,800       69,800       83,700       97,700      111,700
 250,000 ................    35,400       53,100       70,800       88,500      106,200      124,000      141,700
 300,000 ................    42,900       64,300       85,800      107,300      128,700      150,000      171,700
 350,000 ................    50,400       75,600      100,800      126,000      151,200      176,500      201,700
 400,000 ................    57,900       86,800      115,800      144,800      173,700      202,700      231,700
 450,000 ................    65,400       98,100      130,800      163,500      196,200      229,000      261,700
 500,000 ................    72,900      109,300      145,800      182,300      218,700      255,200      291,700
 550,000 ................    80,400      120,600      160,800      201,000      241,200      281,500      321,700
 600,000 ................    87,900      131,800      175,800      219,800      263,700      307,700      351,700
 650,000 ................    95,400      143,100      190,800      238,500      286,200      334,000      381,700
 700,000 ................   102,900      154,300      205,800      257,300      308,700      360,200      411,700
 750,000 ................   110,400      165,600      220,800      276,000      331,200      386,500      441,700
 800,000 ................   117,900      176,800      235,800      294,800      353,700      412,700      471,700
 850,000 ................   125,400      188,100      250,800      313,500      376,200      439,000      501,700

     The executive officers named in the Summary Compensation Table have been credited as of January 1, 1997 with the following years of service: Mr. d'Arbeloff, 35 years; Mr. Robbins, 25 years; Mr. Prestridge, 26 years; Mr. Chamillard 26 years; and Mr. Halter, 1 year.

                          MANAGEMENT COMPENSATION AND
                        DEVELOPMENT COMMITTEE REPORT AND
                         STOCK OPTION COMMITTEE REPORT

OVERVIEW AND PHILOSOPHY

     The Corporation's executive compensation program is administered by the Management Compensation and Development Committee of the Board of Directors (the "Compensation Committee"), which is composed entirely of outside directors. The Compensation Committee is responsible for developing and making recommendations to the Board of Directors with respect to the Corporation's compensation policies other than with respect to stock option awards. In addition, the Compensation Committee, pursuant to authority delegated by the Board of Directors, determines on an annual basis the cash compensation to be paid to each of the executive officers. The Stock Option Committee is comprised entirely of non-employee directors. The Stock Option Committee is responsible for developing and making recommendations to the Board of Directors with respect to the Corporation's compensation policies in connection with the awarding of stock options. In addition, the Stock Option Committee, pursuant to authority delegated by the Board of Directors, determines on an annual basis the stock option awards to be granted to each of the executive officers.

     The executive compensation policies are designed to provide competitive levels of compensation that assist the Corporation in attracting and retaining qualified executives. In setting cash compensation levels for executive officers, the Compensation Committee takes into account such factors as: the Corporation's past history and future expectations; the general and industry-specific business environment; annual and long-term performance goals; and corporate and group performance.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     The Corporation's executive officer compensation program consists of compensation received pursuant to the Corporation's Cash Compensation Plan, Cash Profit Sharing Plan, long-term compensation in the form of stock option, savings and retirement plans and various other benefits generally available to employees of the Corporation.

     Under the Corporation's Cash Compensation Plan, the Compensation Committee assigns to each senior employee of the Corporation, including all executive officers, at the beginning of each year, a "model compensation" amount. The model compensation amount is based on salary surveys of similarly sized electronics companies, and on an as adjusted basis, larger sized companies, some of which are represented in the S&P High Technology Composite Index appearing in the Performance Graph on page 16 herein.

     Once model compensation for each participant has been determined, the actual cash compensation paid to each employee under the Cash Compensation Plan is comprised of two components: (1) a fixed monthly salary and (2) an annual variable amount based upon overall corporate and group performance (referred to herein as "Variable Compensation"). The fixed salary amount is set at a level which is below the model compensation, and the variable portion is based upon factors which, if achieved, would entitle the employee to reach or exceed model compensation.

     The amount of Variable Compensation each participant receives is a function of four factors:

          (A) The employee's base annual salary as of the end of the year;

          (B) Overall corporate performance versus goal;

          (C) Performance of the individual business groups versus goal; and

          (D) The employee's "variable compensation factor," which is determined by the Compensation Committee on the basis of responsibility and experience level.

     An employee's "variable compensation factor" is a percentage of his or her base annual salary starting at 10% for new participants. At greater levels of responsibility and experience, the variable compensation factor may increase to more than 150% of base annual salary. An employee's model compensation is set assuming a 50% payout of the variable compensation factor. Accordingly, in a given year an employee may achieve more or less than his or her model compensation depending on corporate and business group performance.

     At year end, the Compensation Committee evaluates the Corporation's overall performance versus goal and each individual group's performance versus goal. Given the dynamics of the business, the Corporation's Cash Compensation Plan relies heavily on the Compensation Committee's subjective judgment of performance.

     Specifically for 1996, in determining Variable Compensation payouts, the Compensation Committee took the following factors into consideration in evaluating both overall corporate performance and the performance of the Corporation's individual business groups: (1) the extent to which quantitative and qualitative plans were met for the year, with an emphasis on profitability, growth of sales, growth of bookings, and increase in market share; (2) the extent to which each business group became a role model in the implementation of "Total Quality Management"; (3) the extent to which the results for the year verified each group's strategy and improved its strategic position; and (4) the extent to which each group's 1997 mid-term plan and strategy contribute to the Corporation's need for an aggressive and credible mid-term plan and adapt to changes in the market place or environment. The Compensation Committee weighed each of the four factors approximately equally in setting Variable Compensation amounts. The factors are reviewed by the Compensation Committee based upon the performance of the business group in which each executive officer serves rather than upon the individual performance of the executive officer. In 1996, total cash compensation for all executive officers from the Corporation's Cash Compensation Plan ranged from 8% below model compensation to 1% above model compensation.

     The Corporation's stock option program is the Corporation's long-term incentive plan for employees, including executive officers. The objectives of the program are to align executive return with shareholder return and to create and implement a program which will attract and retain talented employees and executives. Stock options are awarded annually to employees, including the Chief Executive Officer, based upon an employee's relative contribution and responsibility within the Corporation. The factors taken into account by the Stock Option Committee in determining each executive officer's relative contribution and responsibility within the Corporation include: the executive officer's level of model compensation, the executive officer's position, the responsibilities currently being performed by the executive officer, and the responsibilities expected to be performed by the executive officer. The individual factors are reviewed subjectively by the Stock Option Committee when determining stock option awards for each executive officer. The Corporation conducts surveys of various companies, some of which appear in the Performance Graph's S&P High Technology Composite Index, to verify that the relative percentages of stock options granted to its employees, its Chief Executive Officer and its other executive officers, are consistent with high technology industry practice, are within the range of stock options granted by the surveyed companies, and are competitive with the relative percentages of stock options granted by the surveyed companies.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. d'Arbeloff's cash compensation for 1996 awarded under the Corporation's Cash Compensation Plan was $706,374, which is approximately 4.8% less than Mr. d'Arbeloff's 1996 model compensation of $742,370. Mr. d'Arbeloff's 1996 cash compensation awarded pursuant to the Corporation's Cash Compensation Plan is a 5.0% increase over his 1995 cash compensation. Mr. d'Arbeloff's fixed salary amount was $382,374 for 1996 and was set by the Compensation Committee, in conjunction with his model compensation amount, based upon salary surveys of chief executive officers for similarly sized electronics companies. Mr. d'Arbeloff's Variable Compensation payout was $324,000 for 1996. Mr. d'Arbeloff's Variable Compensation payouts are determined based upon the same factors as the Corporation's other executive officers who have general responsibilities within the Corporation rather than responsibilities for one specific business group within the Corporation. Each of such executive officer's Variable Compensation payout is based 50% upon the performance of the Corporation as a whole and 50% upon the average of the performances of each of the individual business groups within the Corporation. Mr. d'Arbeloff also received cash compensation in the amount of $42,980 in 1996 pursuant to the Corporation's Cash Profit Sharing Plan. Cash compensation awards under such plan, which are calculated on a uniform basis as a percentage of the recipient's salary, are made to the employees of the Corporation on an equal basis.

     The stock options granted to Mr. d'Arbeloff during fiscal 1996 are consistent with the design of the overall program and are shown in the Summary Compensation Table above. Mr. d'Arbeloff's 80,000 shares, which represented 3.46% of the total option shares awarded to all employees during fiscal 1996, placed him at the median of the external surveys. In assessing Mr. d'Arbeloff's individual performance for the year for purposes of his stock option awards, the Stock Option Committee concluded that, on balance, Mr. d'Arbeloff had achieved overall positive results for the individual factors for which he was evaluated. A general description of these factors is detailed above under the description of the Corporation's stock option program.

                                           MANAGEMENT COMPENSATION AND
                                             DEVELOPMENT COMMITTEE

                                               Dwight H. Hibbard (Chairman)
                                               Edwin L. Artzt
                                               James W. Bagley
                                               Richard J. Testa
                                               Patricia S. Wolpert

                                           STOCK OPTION COMMITTEE

                                               Dwight H. Hibbard (Chairman)
                                               Edwin L. Artzt
                                               James W. Bagley
                                               Patricia S. Wolpert

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

     Messrs. Artzt, Bagley, Hibbard and Testa and, effective September 5, 1996, Ms. Wolpert comprised the Compensation Committee for fiscal year 1996. Richard
J. Testa is a member of the law firm Testa, Hurwitz & Thibeault, LLP in Boston, Massachusetts. Such law firm served as general counsel for the Corporation during the fiscal year 1996 and the Corporation expects to retain the services of such firm for the fiscal year 1997.

EMPLOYMENT AGREEMENT

     The Corporation and Mr. Halter entered into a letter agreement dated January 24, 1997 (the "Letter Agreement") pursuant to which the Corporation modified the terms of its employment agreement with Mr. Halter. In accordance with the Letter Agreement, Mr. Halter resigned from his position as a Vice President of the Corporation, but otherwise agreed to remain an employee of the Corporation through November 30, 1997. Pursuant to the terms of the employment agreement, as modified by the Letter Agreement, Mr. Halter will be paid a fixed monthly salary through November 30, 1997, at which time Mr. Halter's employment with the Corporation shall cease. Mr. Halter is no longer eligible to participate in the Corporation's Variable Compensation Plan.

                            PERFORMANCE GRAPH (1)(2)

     The following graph compares the change in the Corporation's cumulative total shareholder return in its Common Stock with the Standard & Poor's 500 Index and the Standard & Poor's High Technology Composite Index. The comparison assumes $100.00 was invested on December 31, 1991 in the Corporation's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

             Teradyne, Inc.  S&P 500 Index   S&P High Technology Composite Index

1991            $100.00         $100.00                  $100.00
1992              96.85          107.61                   104.16
1993             174.81          118.41                   128.11
1994             213.39          120.01                   149.34
1995             316.56          164.95                   215.07
1996             307.11          202.73                   304.64

---------------

(1) This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Hewitt Associates, a source believed to be reliable, but the Corporation is not responsible for any errors or omissions in such information.

                    PROPOSAL TO APPROVE THE ADOPTION OF THE
                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     The Corporation's 1996 Non-Employee Director Plan was adopted by the Board of Directors on November 13, 1996. The complete text of the 1996 Non-Employee Director Plan is attached hereto as Appendix A.

     The 1996 Non-Employee Director Plan provides for the grant of options to purchase a maximum of 800,000 shares of Common Stock to Non-Employee Directors (as defined below) of the Corporation.

DESCRIPTION OF 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     The purpose of the 1996 Non-Employee Director Plan is to promote the interests of the Corporation by providing an inducement to obtain and retain the services of qualified persons who are not employees or officers of the Corporation to serve as members of its Board of Directors.

     The 1996 Non-Employee Director Plan authorizes the automatic grant, without further action by the Board of Directors, (a) of an option to purchase 15,000 shares of Common Stock to each person who becomes a member of the Board of Directors on or after January 1, 1997 and who is not an employee or officer of the Corporation (a "Non-Employee Director") and (b) of an option to purchase 7,500 shares of Common Stock to each person who is a Non-Employee Director on the first Monday of February in each year beginning on February 3, 1997. The 1996 Non-Employee Director Plan is administered by the Stock Option Committee of the Board of Directors of the Corporation. Options granted to Non-Employee Directors under the 1996 Non-Employee Director Plan vest annually at the rate of 25% per year.

     The exercise price per share for all options granted under the 1996 Non-Employee Director Plan will be equal to the fair market value per share of the Common Stock on the date of grant. The term of each option will be for a period of five years from the date of grant. Options may not be assigned or transferred except by will or by the laws of descent and distribution or pursuant to a domestic relations order. If an optionee ceases to be a director of the Company other than by reason of death, no further installments of his options will become exercisable, and his options shall terminate after the passage of three months from the date of termination of his directorship (but not later than on their specified expiration dates). Notwithstanding the foregoing, in the event a director of the Company (A) resigns from the Board of Directors to enter government service or (B) retires from the Board of Directors
(i) at any time on or after age 55 but prior to age 65, provided that such director has been a director of the Corporation continuously for at least ten years or (ii) at any time on or after age 65, provided that such director has been a director of the Corporation continuously for at least five years, such director may exercise any option then held by him or her, within the original term of the option, as to all or any of the shares covered thereby, at the time or times such exercise is permitted under the terms of the option. If, however, a director retires from the Corporation at any time and becomes a director of a competitor of the Corporation, such director's options shall terminate after the passage of three months from the date that such director becomes a director of a competitor. If an optionee dies, any option of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who acquires the option by will or by the laws of descent and distribution, at any time prior to the earlier of the option's specified expiration date or six months from the date of the optionee's death. The option shall terminate on the earlier of such dates. No options may be granted under the 1996 Non-Employee Director Plan after November 13, 2006.

     Non-Employee Directors granted options under the 1996 Non-Employee Director Plan are protected against dilution in the event of a stock dividend, stock split, recapitalization, merger or similar transaction. The Board of Directors may from time to time adopt amendments, certain of which are subject to shareholder approval, and may terminate the 1996 Non-Employee Director Plan at any time (although such action shall not affect options previously granted). Any shares subject to an option which for any reason expires or terminates unexercised may again be available for future grants under the 1996 Non-Employee Director Plan.

     As of April 7, 1997, options to purchase 60,000 shares of Common Stock were outstanding and 740,000 shares of Common Stock were available under the 1996 Non-Employee Director Plan for additional option grants. Executive officers and employees of the Corporation are not eligible for grants under the 1996 Non-Employee Director Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes certain federal income tax considerations for directors receiving options under the 1996 Non-Employee Director Plan and certain tax effects on the Corporation. However, the summary does not address every situation that may result in taxation.

          1. Options granted under the 1996 Non-Employee Director Plan do not qualify as "Incentive Stock Options" under Section 422 of the Code.

          2. A Non-Employee Director will not recognize any taxable income upon the grant of an option under the 1996 Non-Employee Director Plan, but generally will recognize ordinary compensation income at the time of exercise of the option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

          3. If a Non-Employee Director exercises an option by delivering shares of Common Stock to the Corporation in payment of the exercise price, special rules will apply.

          4. When a Non-Employee Director sells the Common Stock acquired upon exercise of an option, he or she generally will recognize a capital gain or loss equal to the difference between the amount realized upon sale of the stock and his or her basis in the stock (in the case of a cash exercise, the exercise price plus the amount, if any, taxed to the director as compensation income as a result of his or her exercise of the option). If the Non-Employee Director's holding period for the stock acquired upon exercise of such option exceeds one year, the gain or loss on such stock will be long-term capital gain or loss.

          5. Generally, upon any grant or exercise of any option in which a Non-Employee Director does not recognize compensation income, no federal income tax deduction will be allowed to the Corporation. When a Non-Employee Director recognizes compensation income as a result of the exercise of an option under the 1996 Non-Employee Director Plan, the Corporation generally will be entitled to a corresponding deduction for federal income tax purposes.

          6. Special rules apply if the Common Stock acquired through the exercise of an option is subject to resale restrictions under federal securities laws applicable to Non-Employee Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADOPTION OF THE 1996 NON-EMPLOYEE DIRECTOR PLAN.

                     RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected the firm of Coopers & Lybrand L.L.P., independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 1997. Coopers & Lybrand L.L.P. has served as the Corporation's auditors since 1968. It is expected that a member of the firm will be present at the Annual Meeting of Shareholders with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THIS SELECTION.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at the next annual meeting of the Corporation must be received at the Corporation's principal executive offices not later than January 15, 1998. In order to minimize controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail -- Return Receipt Requested.

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting shareholders by mail through its regular employees, the Corporation may request banks and brokers to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some shareholders in person or by mail, telephone or telegraph following the original solicitation.

                                                                      APPENDIX A

                                 TERADYNE, INC.

                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     1. PURPOSE. This Non-Qualified Stock Option Plan, to be known as the 1996 Non-Employee Director Stock Option Plan (hereinafter, this "Plan") is intended to promote the interests of Teradyne, Inc. (hereinafter, the "Company") by providing an inducement to obtain and retain the services of qualified persons who are not employees or officers of the Company to serve as members of its Board of Directors (the "Board").

     2. AVAILABLE SHARES. The total number of shares of Common Stock, par value $.125 per share, of the Company (the "Common Stock") for which options may be granted under this Plan shall not exceed 800,000 shares, subject to adjustment in accordance with paragraph 10 of this Plan. Shares subject to this Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any options granted under this Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor shall continue to be available under this Plan.

     3. ADMINISTRATION. This Plan shall be administered by the Board or by a committee appointed by the Board (the "Committee"). In the event the Board fails to appoint or refrains from appointing a Committee, the Board shall have all power and authority to administer this Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board. The Committee shall, subject to the provisions of the Plan, have the power to construe this Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any option granted under it.

     4. AUTOMATIC GRANT OF OPTIONS. Subject to the availability of shares under this Plan, (a) each person who becomes a member of the Board on or after January 1, 1997 and who is not an employee or officer of the Company (a "Non-Employee Director") shall be automatically granted on the date such person is first elected to the Board, without further action by the Board, an option to purchase 15,000 shares of the Common Stock, and (b) each person who is a Non-Employee Director on the first Monday of February in each year beginning on February 3, 1997 during the term of this Plan shall be automatically granted on each such date an option to purchase 7,500 shares of the Common Stock. The options to be granted under this paragraph 4 shall be the only options ever to be granted at any time to such member under this Plan. The number of shares covered by options granted under this paragraph 4 shall be subject to adjustment in accordance with the provisions of paragraph 10 of this Plan.

     5. OPTION PRICE. The purchase price of the stock covered by an option granted pursuant to this Plan shall be 100% of the fair market value of such shares on the day the option is granted. The option price will be subject to adjustment in accordance with the provisions of paragraph 10 of this Plan. For purposes of this Plan, if, at the time an option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market List.

     6. PERIOD OF OPTION. Unless sooner terminated in accordance with the provisions of paragraph 8 of this Plan, an option granted hereunder shall expire on the date which is five (5) years after the date of grant of the option.

     7. (a) VESTING OF SHARES AND NON-TRANSFERABILITY OF OPTIONS. Options granted under this Plan shall not be exercisable until they become vested. Options granted under this Plan shall vest in the optionee and thus become exercisable, in accordance with the following schedule, provided that the optionee has continuously served as a member of the Board through such vesting date:

           PERCENTAGE OF OPTION
             SHARES FOR WHICH
        OPTION WILL BE EXERCISABLE                  DATE OF VESTING
        --------------------------                  ---------------
                      0%               Less than one year from the date of grant
                     25%               One year from the date of grant
                     50%               Two years from the date of grant
                     75%               Three years from the date of grant
                    100%               Four years from the date of grant

     The number of shares as to which options may be exercised shall be cumulative, so that once the option shall become exercisable as to any shares it shall continue to be exercisable as to said shares, until expiration or termination of the option as provided in this Plan.

     (b) NON-TRANSFERABILITY. Any option granted pursuant to this Plan shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order and shall be exercisable during the optionee's lifetime only by him or her.

     8. TERMINATION OF OPTION RIGHTS.

     (a) If an optionee ceases to be a director of the Company other than by reason of death, no further installments of his options will become exercisable, and his options shall terminate after the passage of three months from the date of termination of his directorship (but not later than on their specified expiration dates). Notwithstanding the foregoing, in the event a director of the Company (A) resigns from the Board of Directors to enter government service or
(B) retires from the Board of Directors (i) at any time on or after age 55 but prior to age 65 provided that such director has been a director of the Company continuously for at least ten years or (ii) at any time on or after age 65 provided that such director has been a director of the Company continuously for at least five years, such director may exercise any option then held by him or her, within the original term of the option, as to all or any of the shares covered thereby, at the time or times such exercise is permitted under the terms of the option. Notwithstanding the foregoing, if a director retires from the Company at any time and becomes a director of a competitor of the Company, such director's options shall terminate after the passage of three months from the date that such director becomes a director of a competitor. Nothing in the Plan shall be deemed to give any optionee the right to be nominated as a director by the Company for any period of time.

     (b) If an optionee dies, any option of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who acquires the option by will or by the laws of descent and distribution, at any time prior to the earlier of the option's specified expiration date or six months from the date of the optionee's death. The option shall terminate on the earlier of such dates.

     9. EXERCISE OF OPTION. Subject to the terms and conditions of this Plan and the option agreements, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company by mail or in person, at its principal executive offices, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares. Payment may be (a) in United States dollars in cash or by check, (b) in whole or in part in shares of the Common Stock of the Company already owned by the person or persons exercising the option or shares subject to the option being exercised (subject to such restrictions and guidelines as the Board may adopt from time to time), valued at fair market value determined in accordance with the provisions of paragraph 5 or (c) consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise. There shall be no such exercise at any one time as to fewer than one hundred (100) shares or all of the remaining shares then purchasable by the person or persons exercising the option, if fewer than one hundred (100) shares. The Company's transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the optionee as the owner of such shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the optionee as soon as practicable after payment of the option price in full. The holder of an option shall not have any rights of a stockholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him or her upon the due exercise of the option.

     10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION AND OTHER EVENTS. Upon the occurrence of any of the following events, an optionee's rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided:

          (a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

          (b) Recapitalization Adjustments. In the event of a reorganization, recapitalization, merger, consolidation, or any other change in the corporate structure or shares of the Company, to the extent permitted by Rule 16b-3 under the Securities Exchange Act of 1934, adjustments in the number and kind of shares authorized by this Plan and in the number and kind of shares covered by, and in the option price of outstanding options under this Plan shall be made if, and in the same manner as, such adjustments are made to options issued under the Company's other stock option plans. Notwithstanding the foregoing, no such adjustment shall be made which would, within the meaning of any applicable provisions of the Internal Revenue Code of 1986, as amended, constitute a modification, extension or renewal of any Option or a grant of additional benefits to the holder of an Option.

          (c) Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

          (d) Adjustments. Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in paragraphs 2 and 4 of this Plan that are subject to options which previously have been or subsequently may be granted under this Plan shall also be appropriately adjusted to reflect such events. The Board shall determine the specific adjustments to be made under this paragraph 10 and its determination shall be conclusive.

     11. RESTRICTIONS ON ISSUANCE OF SHARES. Notwithstanding the provisions of paragraphs 4 and 9 of this Plan, the Company shall have no obligation to deliver any certificate or certificates upon exercise of an option until one of the following conditions shall be satisfied:

          (i) The issuance of shares with respect to which the option has been exercised is at the time of the issue of such shares effectively registered under applicable Federal and state securities laws as now in force or hereafter amended; or

          (ii) Counsel for the Company shall have given an opinion that the issuance of such shares is exempt from registration under Federal and state securities laws as now in force or hereafter amended; and the Company has complied with all applicable laws and regulations with respect thereto, including without limitation all regulations required by any stock exchange upon which the Company's outstanding Common Stock is then listed.

     12. LEGEND ON CERTIFICATES. The certificates representing shares issued pursuant to the exercise of an option granted hereunder shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

     13. REPRESENTATION OF OPTIONEE. If requested by the Company, the optionee shall deliver to the Company written representations and warranties upon exercise of the option that are necessary to show compliance with Federal and state securities laws, including representations and warranties to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933).

     14. OPTION AGREEMENT. Each option granted under the provisions of this Plan shall be evidenced by an option agreement, which agreement shall be duly executed and delivered on behalf of the Company and by the optionee to whom such option is granted. The option agreement shall contain such terms, provisions and conditions not inconsistent with this Plan as may be determined by the officer executing it.

     15. TERMINATION AND AMENDMENT OF PLAN. Options may no longer be granted under this Plan after November 13, 2006, and this Plan shall terminate when all options granted or to be granted hereunder are no longer outstanding. The Board may at any time terminate this Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the Board may not modify or amend this Plan, without approval of the stockholders, if such approval is required by the Federal securities laws or applicable regulatory authorities (at the time of any such modification or amendment). Termination or any modification or amendment of this Plan shall not, without consent of a participant, affect his or her rights under an option previously granted to him or her.

     16. WITHHOLDING OF INCOME TAXES. Upon the exercise of an option, the Company, in accordance with Section 3402(a) of the Internal Revenue Code, may require the optionee to pay withholding taxes in respect of amounts considered to be compensation includible in the optionee's gross income.

     17. COMPLIANCE WITH REGULATIONS. It is the Company's intent that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor or amended provision thereof) and any applicable Securities and Exchange Commission interpretations thereof. If any provision of this Plan is deemed not to be in compliance with Rule 16b-3, the provision shall be null and void.

     18. GOVERNING LAW. The validity and construction of this Plan and the instruments evidencing options shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

                                  DETACH HERE

                                 TERADYNE, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
P                                 MAY 15, 1997
                      SOLICITED BY THE BOARD OF DIRECTORS
R

O         The undersigned hereby appoints ALEXANDER V. D'ARBELOFF and RICHARD J.
     TESTA, and each or both of them, proxies, with full power of substitution
X to vote all shares of stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Teradyne, Inc. to
Y be held on Thursday, May 15, 1997, at 10:00 A.M., at The First National Bank of Boston, 100 Federal Street (Second Floor), Boston, Massachusetts, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement dated on or about April 15, 1997, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.


                                                                     -----------
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
                                                                          SIDE
                                                                     -----------

                                  DETACH HERE


     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF CLASS II DIRECTORS AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

     1. To elect four members to the Board of Directors to serve for a three-year term as Class II Directors.

     NOMINEES: Albert Carnesale, George W. Chamillard,
               Dwight H. Hibbard and James A. Prestridge

                     FOR            WITHHELD
                     [ ]               [ ]

     [ ]
        -----------------------------------------
        For all nominees except as noted above


                                                FOR   AGAINST  ABSTAIN
     2. To approve the adoption of the          [ ]      [ ]     [ ]
        1996 Non-Employee Director Stock
        Option Plan.

     3. To ratify the selection of Coopers &
        Lybrand L.L.P. as auditors for the      [ ]      [ ]     [ ]
        fiscal year ending December 31,
        1997.


                  MARK HERE                   MARK HERE
                 FOR ADDRESS  [ ]            IF YOU PLAN  [ ]
                  CHANGE AND                  TO ATTEND
                 NOTE AT LEFT                THE MEETING


        (Please sign exactly as your name appears hereon. If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign. Please read reverse side before signing.)



Signature:                  Date:      Signature:                   Date:
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